EXHIBIT 21

Name	State or other Jurisdiction of Incorporation
RFMD, LLC
RFMD Infrastructure Product Group, Inc.
RFMD WPAN, Inc.
RF Micro Devices Export, Inc.
RF Micro Devices International, Inc.
RF Micro Devices UK Ltd
RFMD (UK) Limited
RF Micro Devices (Holland) B.V.
RF Micro Devices (Taiwan) B.V.
RF Micro Devices, Svenska AB
RF Micro Devices (Denmark) ApS
RF Micro Devices (Finland) Oy
RF Micro Devices (Korea) YH
RF Micro Devices (Canada) ULC
RF Micro Devices (Beijing) Co. Ltd.
RFMD (Shanghai) Technology Company, Ltd.
RF Micro Devices (Hong Kong) Pvt. Limited
Xemod Incorporated
Olin Acquisition Corporation
Micro Linear International
ISG Broadband, Inc.
Sirenza Microdevices (Canada) Inc.
Premier Devices — A Sirenza Company
Premier Devices German Holding GmbH
Premier Devices (Shanghai) Co., Ltd.
RFMD Germany GmbH
Radio Frequency Micro Devices (India) Private Limited	North Carolina
North Carolina
Delaware
Barbados
North Carolina
United Kingdom
United Kingdom
The Netherlands
The Netherlands
Sweden
Denmark
Finland
Korea
Canada
People’s Republic of China
People’s Republic of China
Hong Kong
California
Delaware
Delaware
California
Canada
California
Germany
Shanghai
Germany
India
All of the above listed entities are 100% directly or indirectly owned by RF Micro Devices, Inc., and their results of operations are included in the consolidated financial statements.